Exhibit 99.2

Investor Contact:	Media Contact:

Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

BAUSCH HEALTH COMMENCES CASH TENDER OFFER AND CONSENT SOLICITATION

FOR ANY AND ALL OF ITS 7.500% SENIOR NOTES DUE 2021

LAVAL, Quebec, Nov. 7, 2018 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health,” the “Company” or the “Offeror”) announced today that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 7.500% Senior Notes due 2021 (the “Notes”). The Company is also soliciting consents (the “Solicitation”) to certain proposed amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants and events of default and related provisions contained in the indenture (the “Proposed Amendments”).

The terms and conditions of the Tender Offer and the Solicitation are described in an Offer to Purchase and Consent Solicitation Statement dated Nov. 7, 2018 (the “Statement”) and the related Letter of Transmittal and Consent.

The following table sets forth certain terms of the Tender Offer and the Solicitation:

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding	Tender Offer Consideration[1]	Consent Payment[1]	Total Consideration[1,2]
Bausch Health Companies Inc.	7.500% Senior Notes Due 2021	92912EAA1 / US92912EAA10	C96715AA2 / USC96715AA29	$1,500,000,000	$992.50	$30.00	$1,022.50

[1]

Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Tender Offer (exclusive of any Accrued Interest, which will be paid by the Offeror in addition to the Tender Offer Consideration or the Total Consideration, as applicable, to, but not including, the applicable Settlement Date).

[2]	Includes the Consent Payment.

The Tender Offer and Solicitation will expire at 11:59 p.m., New York City time, on Dec. 6, 2018 (such date and time, as it may be extended, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. Tendered Notes and the related consents may be withdrawn from the Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on Nov. 21, 2018 (such date and time, as it may be extended, the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not withdraw their tendered Notes or revoke their delivered consents, except for certain limited circumstances where additional withdrawal rights are required by law. Holders may not tender their Notes without delivering their consents to the proposed amendments to the indenture and the Notes and may not deliver their consents without tendering their Notes pursuant to the Tender Offer.

Subject to the terms and conditions of the Tender Offer, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer and the Solicitation will be the tender offer consideration for the Notes set forth in the table above (the “Tender Offer Consideration”). Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on Nov. 21, 2018 (such date and time, as it may be extended, the “Consent Date”) and accepted for purchase pursuant to the Tender Offer and the Solicitation will receive the Tender Offer Consideration plus the consent payment, if any, for the Notes set forth in the table above (the “Consent Payment” and, together with the Tender Offer Consideration, the “Total Consideration”) on the Early Settlement Date (as defined below), which is currently expected to be Nov. 30, 2018. Holders of Notes validly tendered after the Consent Date, but at or prior to the Expiration Date, and accepted for purchase pursuant to the Tender Offer and the Solicitation will receive the Tender Offer Consideration, but not the Consent Payment. No tenders will be valid if submitted after the Expiration Date.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase pursuant to the Tender Offer and the Solicitation will, on the Early Settlement Date or the Final Settlement Date (as defined below), as applicable, also receive accrued and unpaid interest on the Notes from the last interest payment date to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable (the “Accrued Interest”).

If the Company receives valid consents of the holders of a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”), the Company will execute the Supplemental Indenture effecting the Proposed Amendments. The Proposed Amendments will not become effective, however, until after a majority in aggregate principal amount of the outstanding Notes, whose holders have delivered consents to the proposed amendments, have been accepted for payment.

The Offeror reserves the right, in its sole discretion, at any point following the Consent Date and prior to the Expiration Date, to accept for purchase any Notes validly tendered (and not validly withdrawn) at or prior to the Consent Date (the date of such acceptance and purchase, the “Early Settlement Date”). The Early Settlement Date will be determined at the Offeror’s option, assuming the conditions to the Tender Offer and the Solicitation have been either satisfied or waived by the Offeror at or prior to the Early Settlement Date. If the Offeror elects to have an Early Settlement Date, it will accept Notes validly tendered at or prior to the Consent Date. Irrespective of whether the Offeror chooses to exercise its option to have an Early Settlement Date, it will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offer and the Solicitation having been either satisfied or waived by the Offeror, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offer and the Solicitation have been either satisfied or waived by the Offeror at or prior to the Expiration Date and all outstanding Notes are not purchased on the Early Settlement Date.

The Tender Offer and the Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Statement, including the completion of the Company’s previously announced incremental term loan facility and/or other debt financing by Valeant Pharmaceuticals International, a wholly owned indirect subsidiary of Bausch Health, incorporated in Delaware, on terms acceptable to Bausch Health. The Tender Offer and the Solicitation are also conditioned upon receipt of the Requisite Consents.

Barclays and J.P. Morgan are acting as the dealer managers and solicitation agents in the Tender Offer and Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offer and Solicitation. Persons with questions regarding the Tender Offer and Solicitation should contact Barclays Capital Inc. at (collect) (212) 528-7581 or (toll free) (800) 438-3242 and J.P. Morgan Securities LLC at (collect) (212) 834-3260 or (toll free) (866) 834-4666. Requests for copies of the Statement, the related Letter of Transmittal and Consent and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

None of the Offeror, its board of directors or officers, the dealer managers and solicitation agents, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offer is made only by the Statement and related Letter of Transmittal and Consent. This news release is not an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offer nor a solicitation of consents with respect to the Notes or any other securities. The Tender Offer and the Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and the Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and the Solicitation will be deemed to be made on behalf of the Offeror by the dealer managers and solicitation agents or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Any securities issued pursuant to the financing transactions described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. Such securities have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities that may be issued pursuant to the financing transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Notes.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This news release may contain forward-looking statements, including, but not limited to, the Tender Offer, the Solicitation, the details thereof and other expected effects of the Tender Offer or the Solicitation and the proposed incremental term loan facility and senior secured notes offering and the use of proceeds therefrom. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the aggregate amount of notes tendered (which could lead to repurchases of other notes), the successful closing of the incremental term loan facility and pricing and closing of the senior secured notes and risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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